UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 24, 2013

CKE Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11313 and 333-169977	33-0602639
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6307 Carpinteria Ave., Ste. A, Carpinteria, California		93013
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(805) 745-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

CKE Restaurants, Inc. (the "Company") announced that it is considering company-wide refinancing transactions that as currently contemplated would include the refinancing of substantially all existing indebtedness of the Company and its parent, CKE Inc. ("CKE"), including the Company’s 11.375% Senior Secured Second Lien Notes due 2018 and CKE’s 10.50%/11.25% Senior PIK/Toggle Notes due March 14, 2016, and the termination of the Company’s current senior secured revolving credit facility. However, there is no assurance that the Company will determine to, or be able to, complete any such refinancing at this time or at all.

Forward-Looking Statements

This Current Report on Form 8-K includes statements relating to our future plans and developments, financial goals and operating performance that are based on our current beliefs and assumptions. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, our ability to compete with other restaurants, supermarkets and convenience stores for customers, employees, restaurant locations and franchisees; changes in consumer preferences, perceptions and spending patterns; changes in interest rates, commodity prices, labor costs, energy costs and other expenses; the ability of our key suppliers to continue to deliver premium-quality products to us at moderate prices; our ability to successfully enter new markets, complete construction of new restaurants and complete remodels of existing restaurants; changes in general economic conditions and the geographic concentration of our restaurants, which may affect our business; our ability to attract and retain key personnel; our franchisees' willingness to participate in our strategy; risks associated with implementing our growth strategy, including opening new domestic and international restaurants; the operational and financial success of our franchisees; the willingness of our vendors and service providers to supply us with goods and services pursuant to customary credit arrangements; risks associated with operating in international locations; the effect of the media's reports regarding food-borne illnesses, food tampering and other health-related issues on our reputation and our ability to procure or sell food products; the effectiveness of our marketing and advertising programs; the seasonality of our operations; the effect of increasing labor costs including health care related costs; increased insurance and/or self-insurance costs; our ability to comply with existing and future health, employment, environmental and other government regulations; our ability to adequately protect our intellectual property; the adverse effect of litigation in the ordinary course of business; a significant failure, interruption or security breach of our computer systems or information technology; catastrophic events including war, terrorism and other international conflicts, public health issues or natural causes; the potentially conflicting interests of our controlling stockholder and our creditors; our substantial leverage, which could limit our ability to raise capital, react to economic changes or meet obligations under our indebtedness; the effect of restrictive covenants in our indenture and credit facility on our business; and other factors as discussed in "Risk Factors" included in our Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission ("SEC") on December 12, 2012, in our Annual Report on Form 10-K, which was filed with the SEC on April 11, 2012, and in our other filings with the SEC.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. We undertake no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or circumstances arising after the date of this report, except as required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKE Restaurants, Inc.

January 24, 2013	By:	/s/ Theodore Abajian

Name: Theodore Abajian
Title: Executive Vice President and Chief Financial Officer